Exhibit 10.2

SCALYR, INC.
2011 STOCK INCENTIVE PLAN
Adopted by the Board of Directors on December 19, 2011
Approved by the Stockholders on December 19, 2011
As Amended on April 10, 2014
As Amended on December 12, 2014
As Amended on February 9, 2017
As Amended on November 16, 2017
As Amended on February 12, 2019

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SECTION 6. RESTRICTED SHARES.		5

6.1	Restricted Share Agreement	5
6.2	Duration of Offers and Nontransferability of Purchase Rights	5
6.3	Purchase Price	5
6.4	Repurchase Rights and Transfer Restrictions	6

SECTION 7. STOCK OPTIONS.		6

7.1	Stock Option Agreement	6
7.2	Number of Shares; Kind of Option	6
7.3	Exercise Price	6
7.4	Term	6
7.5	Exercisability	6
7.6	Repurchase Rights and Transfer Restrictions	7
7.7	Transferability of Options	7
7.8	Exercise of Options on Termination of Service	7
7.9	No Rights as a Stockholder	7
7.10	Modification, Extension and Renewal of Options	8

SECTION 8. PAYMENT FOR SHARES.		8

8.1	General	8
8.2	Surrender of Stock	8
8.3	Services Rendered	8
8.4	Promissory Notes	8
8.5	Exercise/Sale	8
8.6	Exercise/Pledge	9
8.7	Other Forms of Payment	9

SECTION 9. ADJUSTMENT OF SHARES.		9

9.1	General	9
9.2	Dissolution or Liquidation	9
9.3	Mergers and Consolidations	9
9.4	Reservation of Rights	9

SECTION 10. REPURCHASE RIGHTS.		10

10.1	Company's Right To Repurchase Shares	10

SECTION 11. WITHHOLDING AND OTHER TAXES.		10

11.1	General	10
11.2	Share Withholding	10
11.3	Cashless Exercise/Pledge	10
11.4	Other Forms of Payment	11
11.5	Employer Fringe Benefit Taxes	11

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SECTION 12. SECURITIES LAW REQUIREMENTS.		11

12.1	General	11
12.2	Dividend Rights	11

SECTION 13. NO RETENTION RIGHTS.		11

SECTION 14. DURATION AND AMENDMENTS.		11

14.1	Term of the Plan	11
14.2	Right to Amend or Terminate the Plan	11
14.3	Effect of Amendment or Termination	12

SECTION 15. EXECUTION.		13
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SCALYR, INC.
2011 STOCK INCENTIVE PLAN
SECTION 1.    PURPOSE.
The purpose of the Plan is to offer selected service providers the opportunity to acquire equity in the Company through awards of Options (which may constitute incentive stock option or nonstatutory stock options) and the award or sale of Shares.
The award of Options and the award or sale of Shares under the Plan is intended to be exempt from the securities qualification requirements of the California Corporations Code by satisfying the exemption under Section 25102(o) of the California Corporations Code. However, awards of Options and the award or sale of Shares may be made in reliance upon other state securities law exemptions. To the extent that such other exemptions are relied upon, the terms of this Plan which are included only to comply with Section 25102(o) shall be disregarded to the extent provided in the Stock Option Agreement or Restricted Share Agreement. In addition, to the extent that Section 25102(o) or the regulations promulgated thereunder are amended to delete any requirements set forth in such law or regulations, the terms of this Plan which are included only to comply with Section 25102(o) or the regulations promulgated thereunder as in effect prior to any such amendment shall be disregarded to the extent permitted by applicable law.
SECTION 2.    DEFINITIONS.
"Board" shall mean the Board of Directors of the Company, as constituted from time to time.
"Change in Control" shall mean the occurrence of any of the following events:
(a)    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;
(b)    The consummation of the sale, transfer or other disposition of all or substantially all of the Company's assets or the stockholders of the Company approve a plan of complete liquidation of the Company; or
(c)    Any "person" (as defined below) who, by the acquisition or aggregation of securities, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base

Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.
For purposes of Section 2.2(c), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.
Notwithstanding the foregoing, the term "Change in Control" shall not include (w) a transaction the sole purpose of which is to change the state of the Company's incorporation, (x) a transaction the sole purpose of which is to form a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction, (y) a transaction the sole purpose of which is to make an initial public offering of the Company's Stock or (z) any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board.
"Code" shall mean the Internal Revenue Code of 1986, as amended.
"Committee" shall mean the committee designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.
"Company" shall mean Scalyr, Inc., a Delaware corporation.
"Consultant" shall mean a consultant or advisor who is not an Employee or Outside Director and who performs bona fide services for the Company, a Parent or Subsidiary.
"Disability" shall mean a condition that renders an individual unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment.
"Employee" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary and who is an "employee" within the meaning of Section 3401(c) of the Code and regulations issued thereunder.
"Exchange Act" shall mean the U.S. Securities and Exchange Act of 1934, as amended.
"Exercise Price" shall mean the amount for which one Share may be purchased upon the exercise of an Option, as specified in a Stock Option Agreement.
"Fair Market Value" means, with respect to a Share, the market price of one Share of Stock, determined by the Board in good faith. Such determination shall be conclusive and binding on all persons. The Board shall use such procedures to determine fair market value in compliance with Section 409A of the Code and the regulations promulgated thereunder.
"ISO" shall mean an incentive stock option described in Section 422(b) of the Code.
"NSO" shall mean a stock option that is not an ISO.
"Option" shall mean an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.
"Optionee" shall mean an individual or estate that holds an Option.
"Outside Director" shall mean a member of the Board of the Company, a Parent or a Subsidiary who is not an Employee.
"Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
"Plan" shall mean the Scalyr, Inc. 2011 Stock Incentive Plan.
"Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option).
"Purchaser" shall mean a person to whom the Board has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).
"Restricted Share Agreement" shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.
"Securities Act" shall mean the U.S. Securities Act of 1933, as amended.
"Service" shall mean service as an Employee, a Consultant or an Outside Director, subject to such further limitations as may be set forth in the applicable Stock Option Agreement or Restricted Share Agreement. Service shall be deemed to continue during a bona fide leave of absence approved by the Company in writing if and to the extent that continued crediting of Service for purposes of the Plan is expressly required by the terms of such leave or by applicable law, as determined by the Company. However, for purposes of determining whether an Option is entitled to ISO status, and to the extent required under the Code, an Employee's employment will be treated as terminating three months after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract or such Employee immediately returns to active work.

The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.
"Share" shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable)."Stock" shall mean the common stock of the Company.
"Stock Option Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee's Option.
"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
"Ten-Percent Stockholder" means an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership for purposes of this Section 2.28, the attribution rules of Section 424(d) of the Code shall be applied.
SECTION 3.    ADMINISTRATION.
General Rule. The Plan shall be administered by the Board. However, the Board may delegate any or all administrative functions under the Plan otherwise exercisable by the Board to one or more Committees. Each Committee shall consist of at least one member of the Board who has been appointed by the Board. Each Committee shall have the authority and be responsible for such functions as the Board has assigned to it. If a Committee has been appointed, any reference to the Board in the Plan shall be construed as a reference to the Committee to whom the Board has assigned a particular function. To the extent permitted by applicable law, the Board may also authorize one or more officers of the Company to designate Employees, other than such authorized officer or officers, to receive awards and/or to determine the number of such awards to be received by such persons; provided, however, that the Board shall specify the total number of awards that such officer or officers may so award.
Board Authority and Responsibility. Subject to the provisions of the Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and any other actions of the Board with respect to the Plan shall be final and binding on all persons deriving rights under the Plan.

SECTION 4.    ELIGIBILITY.
General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of NSOs or the award or sale of Shares.
SECTION 5.    STOCK SUBJECT TO PLAN.
5.1    Share Limit. Subject to Sections 5.2 and 9, the aggregate number of Shares which may be issued under the Plan shall not exceed 9,412,342 Shares. The number of Shares which are subject to Options or other rights outstanding at any time shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan maybe authorized but unissued Shares or treasury Shares.
5.2    Additional Shares. In the event that any outstanding Option or other right expires or is canceled for any reason, the Shares allocable to the unexercised portion of such Option or other right shall remain available for issuance pursuant to the Plan. If a Share previously issued under the Plan is reacquired by the Company pursuant to a forfeiture provision, right of repurchase or right of first refusal, then such Share shall again become available for issuance under the Plan.
SECTION 6.    RESTRICTED SHARES.
Restricted Share Agreement.   Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Restricted Share Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Restricted Share Agreement, that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.
Duration of Offers and Nontransferability of Purchase Rights.   Any right to acquire Shares (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days after the Company communicates the grant of such right to the Purchaser. Such right shall be nontransferable and shall be exercisable only by the Purchaser to whom the right was granted.
Purchase Price.   To the extent an award consists of newly issued Shares, the award recipient shall furnish consideration having a value not less than the par value of such Shares as determined by the Board. Subject to the foregoing in this Section 6.3, the Board shall determine the amount of the Purchase Price in its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

Repurchase Rights and Transfer Restrictions.  Each award or sale of Shares shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine, subject to the requirements of Section 10. Such restrictions shall be set forth in the applicable Restricted Share Agreement and shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.
SECTION 7.    STOCK OPTIONS.
Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and maybe subject to any other terms and conditions imposed by the Board, as set forth in the Stock Option Agreement, whichare not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
Number of Shares; Kind of Option. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is intended to be an ISO or an NSO.
Exercise Price. Each Stock Option Agreement shall set forth the Exercise Price, which shall be payable in a form described in Section 8. Subject to the following requirements, the Exercise Price under any Option shall be determined by the Board in its sole discretion:
(a)    Minimum Exercise Price for ISOs. The Exercise Price per Share of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant; provided, however, that the Exercise Price per Share of an ISO granted to a Ten-Percent Stockholder shall not be less than 110% of the Fair Market Value of a Share on the date of grant.
(b)    Minimum Exercise Price for NSOs. The Exercise Price per Share of an NSO shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
Term. Each Stock Option Agreement shall specify the term of the Option. The term of an Option shall in no event exceed ten years from the date of grant. The term of an ISO granted to a Ten-Percent Stockholder shall not exceed five years from the date of grant. Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.
Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided, however, that no Option shall be exercisable unless the Optionee has delivered to the Company an executed copy of the Stock Option Agreement. Subject to the following restrictions, the Board in its sole discretion shall determine when all or any installment of an Option is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events:
(a)    Options Granted to Outside Directors. The exercisability of an Option granted to an Optionee for service as an Outside Director shall be automatically accelerated in full in the event of a Change in Control.
(b)    Early Exercise. A Stock Option Agreement may permit the Optionee to exercise the Option as to Shares that are subject to a right of repurchase by the Company in accordance with the requirements of Section 10.1.
Repurchase Rights and Transfer Restrictions. Shares purchased on exercise of Options shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine, subject to the requirements of Section10. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.
Transferability of Options. During an Optionee's lifetime, his or her Options shall be exercisable only by the Optionee or by the Optionee's guardian or legal representatives, and shall not be transferable other than by beneficiary designation, will or the laws of descent and distribution. Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, an NSO may be transferred by the Optionee to a revocable trust or to one or more family members or a trust established for the benefit of the Optionee and/or one or more family members to the extent permitted by Section 260.140.41(c) of Title 10 of the California Code of Regulations and Rule 701 of the Securities Act.
Exercise of Options on Termination of Service. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service. Each Stock Option Agreement shall provide the Optionee with the right to exercise the Option following the Optionee's termination of Service during the Option term, to the extent the Option was exercisable for vested Shares upon termination of Service, for at least 30 days if termination of Service is due to any reason other than cause, death or Disability, and for at least six months after termination of Service if due to death or Disability (but in no event later than the expiration of the Option term). If the Optionee's Service is terminated for cause, the Stock Option Agreement may provide that the Optionee's right to exercise the Option terminates immediately on the effective date of the Optionee's termination. To the extent the Option was not exercisable for vested Shares upon termination of Service, the Option shall terminate when the Optionee's Service terminates. Subject to the foregoing, such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of the Option. No adjustments shall be made, except as provided in Section 9.
Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Board may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or increase the Optionee's obligations under such Option.
SECTION 8.    PAYMENT FOR SHARES.
General. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash, cash equivalents or one of the other forms provided in this Section 8.
Surrender of Stock. To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part by surrendering (in good form for transfer), or attesting to ownership of, Shares which have already been owned by the Optionee; provided, however, that payment may not be made in such form if such action would cause the Company to recognize any (or additional) compensation expense with respect to the Option for financial reporting purposes. Such Shares shall be valued at their Fair Market Value on the date of Option exercise.
Services Rendered. As determined by the Board in its discretion, Shares may be awarded under the Plan in consideration of past or future services rendered to the Company, a Parent or Subsidiary.
Promissory Notes. To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part with a full-recourse promissory note executed by the Optionee or Purchaser. The interest rate payable under the promissory note shall not be less than the minimum rate required to avoid the imputation of income for U.S. federal income tax purposes. Shares shall be pledged as security for payment of the principal amount of the promissory note, and interest thereon; provided that if the Optionee or Purchaser is a Consultant, such note must be collateralized with such additional security to the extent required by applicable laws. In no event shall the stock certificate(s) representing such Shares be released to the Optionee or Purchaser until such note is paid in full. Subject to the foregoing, the Board shall determine the term, interest rate and other provisions of the note.
Exercise/Sale. To the extent permitted by the Board in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

Exercise/Pledge. To the extent permitted by the Board in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.
Other Forms of Payment. To the extent permitted by the Board in its sole discretion, payment may be made in any other form that is consistent with applicable laws, regulations and rules.
SECTION 9.    ADJUSTMENT OF SHARES.
General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, are capitalization, a spin-off, a reclassification, or a similar occurrence, the Board shall make appropriate adjustments to the following: (a) the number of Shares available for future awards under Section 5; (b) the number of Shares covered by each outstanding Option; (c) the Exercise Price under each outstanding Option; and (d) the price of Shares subject to the Company's right of repurchase. All such adjustments under this Section 9 shall be made in a manner to comply with the provisions of Sections 409A and 424 of the Code.
Dissolution or Liquidation. To the extent not previously exercised or settled, Options shall terminate immediately prior to the dissolution or liquidation of the Company.
Mergers and Consolidations. In the event that the Company is a party to a merger or other consolidation, or in the event of a transaction providing for the sale of all or substantially all of the Company's stock or assets, outstanding Options shall be subject to the agreement of merger, consolidation or sale. Such agreement may provide for one or more of the following, in each case without the Optionee's consent: (a) the continuation of the outstanding Options by the Company, if the Company is a surviving corporation; (b) the assumption of the Plan and outstanding Options by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options; (d) immediate exercisability of such outstanding Options followed by the cancellation of such Options; or (e) settlement of the intrinsic value of the outstanding Options (whether or not then exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Options or the underlying Shares) followed by the cancellation of such Options.
Reservation of Rights. Except as provided in this Section 9, an Optionee or offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 10.    REPURCHASE RIGHTS.
Company's Right To Repurchase Shares. The Company shall have the right to repurchase Shares that have been acquired through an award or sale of Shares or exercise of an Option upon termination of the Purchaser's or Optionee's Service if provided in the applicable Restricted Share Agreement or Stock Option Agreement. The Board in its sole discretion shall determine when the right to repurchase shall lapse as to all or any portion of the Shares, and may, in its discretion, provide for accelerated vesting in the event of a Change in Control or other events; provided, however, that the right torepurchase shall lapse as to all of the Shares issued to an Outside Director for service as an Outside Director in the event of a Change in Control.
SECTION 11.    WITHHOLDING AND OTHER TAXES.
General. An Optionee or Purchaser or his or her successor shall pay, or make arrangements satisfactory to the Board for the satisfaction of, any federal, state, local or foreign withholding tax obligations that may arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.
Share Withholding. The Board may permit an Optionee or Purchaser to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that would otherwise be issued to him or her upon exercise of an Option, or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, that in no event may an Optionee or Purchaser surrender Shares in excess of the legally required withholding amount based on the minimum statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority. All elections by Optionees or Purchasers to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable.
Cashless Exercise/Pledge. The Board may provide that if Company Shares are publicly traded at the time of exercise, arrangements may be made to meet the Optionee's or Purchaser's withholding obligation by cashless exercise or pledge.

Other Forms of Payment. The Board may permit such other means of tax withholding as it deems appropriate.
Employer Fringe Benefit Taxes. To the extent permitted by applicable federal, state, local and foreign law, an Optionee or Purchaser shall be liable for any fringe benefit tax that may be payable by the Company and/or the Optionee's or Purchaser's employer in connection with any award granted to the Optionee or Purchaser under the Plan, which the Company and/or employer may collect by any reasonable method established by the Company and/or employer.
SECTION 12.    SECURITIES LAW REQUIREMENTS.
General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be listed.
Dividend Rights. A Restricted Share Agreement may require that the holders of Shares invest any cash dividends received in additional Shares. Such additional Shares shall be subject to the same conditions and restrictions as the award with respect to which the dividends were paid.
SECTION 13.    NO RETENTION RIGHTS.
No provision of the Plan, or any right or Option granted under the Plan, shall be construed to give any Optionee or Purchaser any right to become an Employee, to be treated as an Employee, or to continue in Service for any period of time, or restrict in any way the rights of the Company (or Parent or subsidiary to whom the Optionee or Purchaser provides Service), which rights are expressly reserved, to terminate the Service of such person at any time and for any reason, with or without cause, without thereby incurring any liability to him or her.
SECTION 14.    DURATION AND AMENDMENTS.
Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board, any grants, exercises or sales that have already occurred under the Plan shall be rescinded, and no additional grants, exercises or sales shall be made under the Plan after such date. The Plan shall terminate automatically ten years after its adoption by the Board. The Plan may be terminated on any earlier date pursuant to Section 14.2 below.
Right to Amend or Terminate the Plan. The Board may amend, suspend, or terminate the Plan at any time and for any reason. An amendment of the Plan shall not be subject to the approval of the Company's stockholders unless it (a) increases the number of Shares available for issuance under the Plan{except as provided in Section 9) or (b) materially changes the class of persons who are eligible for the grant of Options or the award or sale of Shares.
Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not adversely affect any Shares previously issued or any Option previously granted under the Plan without the holder's consent.
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SECTION 15.    EXECUTION.
To record the adoption of the Plan by the Board on December 19, 2011, effective on such date, the Company has caused its authorized officer to execute the same.

SCALYR, INC.

By:
Print Name:
Title:

EXHIBIT A
NOTICE OF STOCK OPTION GRANT - GLOBAL

No Early Exercise
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE AND APPLICABLE FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL AND STATE AND APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.
SCALYR, INC.
2011 STOCK INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT – GLOBAL
Scalyr, Inc. (the "Company") hereby grants you the following Option to purchase shares of its common stock ("Shares"). The terms and conditions of this Option are set forth in the Stock Option Agreement (including its Annex) and the Scalyr, Inc. 2011 Stock Incentive Plan (the "Plan"), both of which are attached to and made a part of this document.

Date of Grant:	See Carta.

Name of Optionee:	See Carta.

Number of Option Shares:	See Carta.

Exercise Price per Share:
See Carta. (The Exercise Price per Share of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant. If Optionee is a Ten-Percent Stockholder, the Exercise Price per Share of an ISO (for U.S. tax purposes) must be at least 110% of Fair Market Value.)

Vesting Start Date:	See Carta.

Type of Option for U.S. Tax Purposes:	See Carta.

Vesting Schedule:	See Carta.
SCALYR, INC.
NOTICE OF STOCK OPTION GRANT

By signing or accepting this Option, you acknowledge receipt of a copy of the Plan and agree that (a) you have carefully read, fully understand and agree to all of the terms and conditions described in the attached Stock Option Agreement (including its Annex), the Plan and "Notice of Exercise and Common Stock Purchase Agreement" (the "Exercise Notice"); (b) you hereby make the purchaser's investment representations contained in the Exercise Notice with respect to the grant of this Option; (c) you understand and agree that this Stock Option Agreement, including its cover sheet and attachments (including the Annex), constitutes the entire understanding between you and the Company regarding this Option and that any prior agreements, commitments or negotiations concerning this Option are replaced and superseded; and (d) you have been given an opportunity to consult your own legal and tax counsel with respect to all matters relating to this Option prior to accepting this Option and that you have either consulted such counsel or voluntarily declined to consult such counsel.
Execution and Delivery: This Notice of Stock Option Grant may be executed and delivered electronically whether via the Company's intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company. By your acceptance hereof (whether written, electronic or otherwise), you agree, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, you accept the electronic delivery of any documents that the Company (or any third party the Company may designate), may deliver in connection with this grant (including the Plan, this Notice of Stock Option Grant, the Stock Option Agreement, the information described in Rules 01(e)(2), (3), (4) and (5) under the Securities Act, account statements, or other communications or information) whether via the Company's intranet or the Internet site of such third party or via email or such other means of electronic delivery specified by the Company.
SCALYR, INC.
NOTICE OF STOCK OPTION GRANT

SCALYR, INC.
2011 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT – GLOBAL
SECTION 1.    KIND OF OPTION.
This Option is intended to be either an incentive stock option (an "ISO") for U.S. tax purposes, intended to meet the requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), to the extent applicable to you, or a non-statutory option (an "NSO"), which is not intended to meet the requirements of an ISO, to the extent applicable to you, as indicated in the Notice of Stock Option Grant. Even if this Option is designated as an ISO for U.S. tax purposes, it shall be deemed to be an NSO to the extent required by the US$100,000 annual limitation under Section 422(d) of the Code.
SECTION 2.    VESTING.
Subject to the terms and conditions of the Plan and this Stock Option Agreement (the "Agreement"), your Option will be exercisable with respect to the Shares that have become vested in accordance with the schedule set forth in the Notice of Stock Option Grant. If your Option is granted in consideration of your Service as an Employee or a Consultant, after your Service as an Employee or a Consultant terminates for any reason, vesting of your Shares subject to such Option immediately stops and such Option expires immediately as to the number of Shares that are not vested as of the date your Service as an Employee or a Consultant terminates. If your Option is granted in consideration of your Service as an Outside Director, after your Service as an Outside Director terminates for any reason, vesting of your Shares subject to such Option immediately stops and such Option expires immediately as to the number of Shares that are not vested as of the date your Service as an Outside Director terminates.
SECTION 3.    TERM.
Your Option will expire in any event at the close of business at Company headquarters on the date that is ten years after the Date of Grant; provided, however, that if your Option is an ISO for U.S. tax purposes, it will expire five years after the Date of Grant if you are a Ten-Percent Stockholder of the Company (the "Expiration Date"). Also, your Option will expire earlier if your Service terminates, as described below.
SECTION 4.    REGULAR TERMINATION.
(a)    If your Service terminates for any reason except death or Disability, the vested portion of your Option will expire at the close of business at Company headquarters on the date three months after your termination of Service. During that three-month period, you may exercise the portion of your Option that was vested on your termination date. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.
SCALYR, INC.
STOCK OPTION AGREEMENT

(b)    If your Option is an ISO for U.S. tax purposes and you exercise it more than three months after termination of your Service as an Employee for any reason other than death or Disability expected to result in death or to last for a continuous period of at least 12 months, your Option will cease to be eligible for ISO treatment under U.S. tax law, to the extent applicable to you.
(c)    Your Option will cease to be eligible for ISO treatment under U.S. tax law, to the extent applicable to you, if you exercise it more than three months after the first day following three months of a bona fide leave of absence approved by the Company, unless you return to employment immediately upon termination of such leave or your right to reemployment after your leave was guaranteed by statute or contract.
SECTION 5.    DEATH.
If you die while in Service with the Company, the vested portion of your Option will expire at the close of business at Company headquarters on the date 12 months after the date of your death. During that 12-month period, your estate, legatees or heirs may exercise that portion of your Option that was vested on the date of your death. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.
SECTION 6.    DISABILITY.
(a)    If your Service terminates because of a Disability, the vested portion of your Option will expire at the close of business at Company headquarters on the date 12 months after your termination date. During that 12-month period, you may exercise that portion of your Option that was vested on the date of your Disability. "Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.
(b)    If your Option is an ISO for U.S. tax purposes and your Disability is not expected to result in death or to last for a continuous period of at least 12 months, your Option will be eligible for ISO treatment under U.S. tax law, to the extent applicable to you, only if it is exercised within three months following the termination of your Service as an Employee.
SECTION 7.    EXERCISING YOUR OPTION.
To exercise your Option, you must execute the Notice of Exercise and Common Stock Purchase Agreement (the "Exercise Notice"), attached as Exhibit A. You must submit this form, together with full payment, to the Company. The Company may also require you to make additional representations and warranties to the Company with respect to securities and/or exchange control laws applicable to you. Your exercise will be effective when it is received by the Company, subject to compliance with applicable securities and exchange laws. If someone else wants to exercise your Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.
SCALYR, INC.
STOCK OPTION AGREEMENT

SECTION 8.     PAYMENT FORMS.
When you exercise your Option, you must include payment of the Exercise Price for the Shares you are purchasing in cash or cash equivalents, denominated and payable in U.S. dollars. Alternatively, if permitted under applicable law, you may pay all or part of the Exercise Price by surrendering, or attesting to ownership of, Shares already owned by you, unless such action would cause the Company to recognize any (or additional) compensation expense with respect to the Option for financial reporting purposes or unless otherwise determined by the Company in its sole discretion. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of Option exercise. To the extent that a public market for the Shares exists and to the extent permitted by applicable law, in each case, as determined by the Company in its sole discretion, you also may exercise your Option by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if requested, applicable Tax-Related Items (as defined below). The Company will provide the forms necessary to make such a cashless exercise. The Board may permit such other payment forms as it deems appropriate, subject to applicable laws, regulations and rules.
SECTION 9.    TAXES AND WITHHOLDING.
(a)    You will not be allowed to exercise this Option unless you pay, or make acceptable arrangements to pay (as determined by the Company in its sole discretion), all foreign, federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account, withholding and other tax-related items related to your participation in the Plan and legally applicable to you, including, as applicable, obligations of the Company or your employer (all the foregoing tax-related items, "Tax-Related Items"), required to be withheld as a result of the Option exercise or the sale of Shares acquired upon exercise of this Option. You hereby authorize withholding from payroll or any other payment due you from the Company or your employer to satisfy all such Tax-Related Items.
(b)    If you sell or otherwise dispose of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date and (ii) one year after the exercise date, regardless of whether you are then a U.S. taxpayer, you shall immediately notify the Company in writing of such disposition.
(c)    Prior to any relevant taxable or tax withholding event ("Tax Date"), as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or your employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or your employer or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (A) accept a cash payment in U.S. dollars in the amount of Tax-Related Items, (B) withhold whole Shares which would otherwise be delivered to you having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash from your wages or other cash compensation which would otherwise be payable to you by the Company and/or your employer, equal to the amount necessary to satisfy any such obligations, (C) withhold from proceeds of the sale of Shares acquired upon
SCALYR, INC.
STOCK OPTION AGREEMENT

exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization) or (D) accept a cash payment to the Company by a broker-dealer acceptable to the Company to whom you have submitted an irrevocable notice of exercise.
(d)    To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering up to the maximum applicable statutory withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items. Finally, you will pay to the Company or your employer any amount of Tax-Related Items that the Company or your employer may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company will have sole discretion to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, and you unconditionally consent to and approve any such action taken by the Company. You (or any beneficiary or person entitled to act on your behalf) will provide the Company any forms, documents or other information reasonably required by the Company.
(e)    By accepting this Option, you explicitly and unambiguously consent and agree to assume any liability for fringe benefit tax that may be payable by the Company and/or your employer in connection with the Option granted under this Agreement to the extent permitted under applicable law. Further, by accepting this Option, you agree that the Company and/or your employer may collect the fringe benefit tax from you by any reasonable method established by the Company and/or your employer. You further agree to execute any other consents or elections required to accomplish the above, promptly upon request of the Company and/or your employer.
SECTION 10.   RIGHT OF FIRST REFUSAL.
In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have a "Right of First Refusal" with respect to such Shares in accordance with the provisions of the Exercise Notice.
SECTION 11.   RESALE RESTRICTIONS/MARKET STAND-OFF.
In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended, including the Company's initial public offering, you may be prohibited from engaging in any transaction with respect to any of the Company's common stock without the prior written consent of the Company or its underwriters in accordance with the provisions of the Exercise Notice.
SCALYR, INC.
STOCK OPTION AGREEMENT

SECTION 12.   TRANSFER OF OPTION.
Prior to your death, only you may exercise this Option. This Option and the rights and privileges conferred hereby cannot be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor an Exercise Notice from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your Option in any other way. Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, an NSO may be transferred by you to a revocable trust or to one or more family members or to a trust established for your benefit and/or one or more of your family members to the extent permitted by the Plan.
SECTION 13.   RETENTION RIGHTS.
This Agreement does not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your Service at any time and for any reason without thereby incurring any liability to you.
SECTION 14.   STOCKHOLDER RIGHTS.
Neither you nor your estate or heirs have any rights as a stockholder of the Company until a certificate for the Shares acquired upon exercise of this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.
SECTION 15.   ADJUSTMENTS.
In the event of a stock split, a stock dividend or a similar change in the Company's Stock, the number of Shares covered by this Option and the Exercise Price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity as set forth in the Plan.
SECTION 16.   LEGENDS.
All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the legends set forth in Section 6 of the Exercise Notice.
SECTION 17.   TAX CONSEQUENCES AND DISCLAIMER.
(a)    YOU SHOULD CONSULT A TAX ADVISER DULY QUALIFIED IN THE JURISDICTION(S) IN WHICH YOU RESIDE OR ARE SUBJECT TO TAXATION BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
SCALYR, INC.
STOCK OPTION AGREEMENT

(b)    You agree that you are responsible for consulting your own tax advisor as to the tax consequences associated with your Option. The tax rules governing options are complex, change frequently and depend on the individual taxpayer's situation and the jurisdiction(s) in which he or she is subject to taxation. Although the Company will make available to you general tax information about stock options, you agree that the Company shall not be held liable or responsible for making such information available to you or for any tax or financial consequences that you may incur in connection with your Option.
(c)    You have obtained any necessary advice from an appropriate independent professional adviser in relation to the Tax-Related Items in connection with the grant, exercise, assignment, release, cancellation or any other disposal of this Option pursuant to the Plan and on any subsequent sale of the Shares. In signing and returning this Agreement, you are confirming that appropriate advice has been sought from an independent adviser. The Company has not made any representation regarding applicable taxation implications.
(d)    Regardless of any action the Company or your employer takes with respect to any or all Tax-Related Items, you acknowledge that the ultimate liability for all Tax-Related Items legally due from you is and remains your responsibility and that the Company and/or your employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends, and (2) do not commit to structure the terms of the grant or any aspect of this Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or your employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(e)    In addition, options granted at a discount from fair market value may be considered "deferred compensation" subject to adverse tax consequences under Section 409A of the Code and analogous provisions of foreign tax law. The Board has made a good faith determination that the exercise price per share of the Option is not less than the fair market value of the Shares underlying your Option on the Date of Grant. It is possible, however, that the U.S. Internal Revenue Service or any foreign tax authority could later challenge that determination and assert that the fair market value of the Shares underlying your Option was greater on the Date of Grant than the exercise price determined by the Board, which, if you are a U.S. taxpayer, could result in immediate income tax upon the vesting of your Option (whether or not exercised) and a 20% tax penalty, as well as the loss of incentive stock option status (if applicable). The Company gives no assurance that such adverse tax consequences will not occur and specifically assumes no responsibility therefor. By accepting this Option, you acknowledge that any tax liability or other adverse tax consequences to you resulting from the grant of the Option will be the responsibility of, and will be borne entirely by, you. YOU ARE THEREFORE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR BEFORE ACCEPTING THE GRANT OF THIS OPTION.
SCALYR, INC.
STOCK OPTION AGREEMENT

SECTION 18.   THE PLAN AND OTHER AGREEMENTS.
The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan. The Notice of Stock Option Grant, this Agreement, including its attachments, and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.
SECTION 19.   MISCELLANEOUS PROVISIONS.
The Notice of Stock Option Grant, this Agreement (including the Annex attached hereto) and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in the Terms and Conditions for Non-U.S. Optionees attached hereto as the Annex if your country of residence is other than the United States, including the special terms and conditions (if any) set forth beneath the name of such country on the Annex. Moreover, if you relocate to a country other than the United States, the special terms and conditions set forth in the Annex, including the special terms and conditions (if any) set forth beneath the name of such country on the Annex, will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Annex constitutes an integral part of this Agreement to the extent applicable to you from time to time.
SECTION 20.   APPLICABLE LAW.
This Agreement will be interpreted and enforced under the laws of the State of California (without regard to its choice of law provisions).
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SCALYR, INC.
STOCK OPTION AGREEMENT

ANNEX
TERMS AND CONDITIONS
FOR NON-U.S. OPTIONEES
Terms and Conditions
This Annex includes additional terms and conditions that govern the Option granted to you (the "Optionee") under the Plan if Optionee resides and/or works outside of the United States. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Stock Option Agreement to which this Annex is attached.
If Optionee is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the Date of Grant, is a consultant, changes employment status to a consultant position or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to Optionee. References to Optionee's Employer shall include any entity that engages Optionee's services.
In accepting this Option, Optionee acknowledges, understands and agrees to the following:
1.    Data Privacy Information and Consent. The Company is located at 101 S. San Mateo Drive, 4th Floor, San Mateo, CA 94401, United States, and grants awards to employees of the Company and its Parent and Subsidiaries, at the Company's sole discretion. If Optionee would like to participate in the Plan, please review the following information about the Company's data processing practices.
1.1    Data Collection and Usage. The Company or, if different, Optionee's employer (either of these, as applicable, the "Employer"), and its Subsidiaries, Parent or affiliates collect, process, transfer and use personal data about Plan participants that is necessary for the purpose of implementing, administering and managing the Plan. This personal data may include Optionee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality and citizenship, job title, any shares or directorships held in the Company, details of all awards or other entitlements to Shares, granted, canceled, exercised, vested, unvested or outstanding in Optionee's favor and any other personal information that could identify Optionee (collectively, without limitation, "Data"), which the Company receives from Optionee or the Employer. If the Company offers Optionee an award under the Plan, then the Company will collect Optionee's Data for purposes of allocating stock and implementing, administering and managing the Plan and will process such Data in accordance with the Company's then-current data privacy policies, which are made available to Optionee upon commencing employment and also available upon request.
1.2    Stock Plan Administration Service Providers. The Company transfers Data to an independent stock-plan administrator and other third parties based in the United States, whichassists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Optionee's Data
SCALYR, INC.
STOCK OPTION AGREEMENT

with another company that serves in a similar manner. Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients' country (e.g., the United States) may have different data privacy laws and protections than Optionee's country. The Company's service provider may open an account for Optionee to receive Shares. Optionee will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to Optionee's ability to participate in the Plan. Optionee understands that Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee's local human resources representative. Optionee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Optionee's participation in the Plan.
1.3    Data Retention. The Company will use Optionee's Data only as long as is necessary to implement, administer and manage Optionee's participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs Optionee's Data, the Company will remove it from its systems. If the Company keeps Optionee's Data longer, it would be to satisfy legal or regulatory obligations and the Company's legal basis would be relevant laws or regulations. Optionee understands that Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee's local human resources representative.
1.4    Consent; Voluntariness and Consequences of Denial or Withdrawal. Where permitted by applicable local law in the country where Optionee resides, consent is a requirement for participation in the Plan. In such cases, by accepting this grant, Optionee hereby agrees with the data processing practices as described in this notice and grants such consent to the processing and transfer of his or her Data as described in this Agreement and as necessary for the purpose of administering the Plan. Optionee's participation in the Plan and Optionee's grant of consent is purely voluntary. Optionee may deny or withdraw his or her consent at any time; provided that if Optionee does not consent, or if Optionee withdraws his or her consent, Optionee cannot participate in the Plan unless required by applicable law. This would not affect Optionee's salary as an employee or his or her career; Optionee would merely forfeit the opportunities associated with the Plan.
1.5    Data Subject Rights. Optionee has a number of rights under data privacy laws in his or her country. Depending on where Optionee is based, Optionee's rights may include the right to (i) request access or copies of Optionee's Data the Company processes, (ii) have the Company rectify Optionee's incorrect Data and/or delete Optionee's Data, (iv) restrict processing of Optionee's Data, (v) have portability of Optionee's Data, (vi) lodge complaints with the competent tax authorities in Optionee's country and/or (vii) obtain a list with the names and addresses of any potential recipients of Optionee's Data. To receive clarification regarding Optionee's rights or to exercise Optionee's rights please contact the Company at 101 S. San Mateo Drive, 4th Floor, San Mateo, CA 94401, United States, Attn: Stock Administration.
SCALYR, INC.
STOCK OPTION AGREEMENT

2.    Insider Trading Restrictions/Market Abuse Laws. Optionee acknowledges that, if and when the Shares are publicly listed on any stock exchange, depending on his or her country, Optionee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of Shares or rights to the Shares, or rights linked to the value of Shares during such times as Optionee is considered to have "inside information" regarding the Company (as defined by the laws and/or regulations in applicable jurisdictions or Optionee's country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by Optionee before possessing the inside information. Furthermore, Optionee may be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a "need to know" basis) and (ii) "tipping" third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Optionee acknowledges that it is Optionee's responsibility to comply with any applicable restrictions, and Optionee is advised to speak to his or her personal advisor on this matter.
3.    Language. Optionee acknowledges that he or she is sufficiently proficient in English to understand the terms and conditions of this Agreement. Furthermore, if Optionee has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
4.    Foreign Asset/Account Reporting Requirements. Optionee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect Optionee's ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan in a brokerage account outside his or her country. Optionee may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. It is Optionee's responsibility to be compliant with such regulations and Optionee should speak with his or her personal advisor on this matter.
5.    Extraordinary Compensation. The value of the option is an extraordinary item of compensation outside the scope of Optionee's employment contract, if any, and is not to be considered part of his or her normal or expected compensation for purposes of calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. Optionee acknowledges that the right to be granted options and the right to exercise the option and to continue vesting or to receive further grants of options will terminate effective as of the date upon which Optionee receives notice of termination, regardless of when the termination is effective.
6.    Participation Ceases When Employment Ceases. Except in the case of an approved leave of absence (as set forth more fully in the Plan), Optionee understands that he/she shall have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid)
SCALYR, INC.
STOCK OPTION AGREEMENT

and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the Optionee's continuous service, unless determined by the Committee, in its discretion.
7.     Additional Acknowledgments and Agreements. In accepting this Option, Optionee also acknowledges, understands and agrees that:
7.1    the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
7.2    the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
7.3    all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;
7.4    the Option grant and Optionee's participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, Employer, or any Subsidiary or Parent or Affiliate of the Company and shall not interfere with the ability of the Company, the Employer or any Subsidiary or Parent or Affiliate of the Company, as applicable, to Terminate Optionee;
7.5    Optionee is voluntarily participating in the Plan;
7.6    the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;
7.7    the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of- service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
7.8    the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
7.9    if the underlying Shares do not increase in value, the Option will have no value;
7.10 if Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
7.11    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the Termination of Optionee's service (for any reason
SCALYR, INC.
STOCK OPTION AGREEMENT

whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Optionee is employed or the terms of Optionee's employment agreement, if any), and in consideration of the grant of the Option to which Optionee is otherwise not entitled, Optionee irrevocably agrees never to institute any claim against the Company, any of its Parent, Subsidiaries, Affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any of its Parent, Subsidiaries, Affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;
7.12    for purposes of the Option, Optionee's service will be considered Terminated as of the date Optionee is no longer actively providing services to the Company or any of its Parent, Subsidiaries, the Employer or Affiliates (regardless of the reason for such Termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Optionee is employed or the terms of Optionee's employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) Optionee's right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Optionee's period of service would not include any contractual notice period or any period of "garden leave" or similar period mandated under employment laws in the jurisdiction where Optionee is employed or the terms of Optionee's employment agreement, if any); and (ii) the period (if any) during which Optionee may exercise the Option after such termination of Optionee's service will commence on the date Optionee ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Optionee is employed or terms of Optionee's employment agreement, if any; the Committee shall have the exclusive discretion to determine when Optionee is no longer actively providing services for purposes of his or her Option grant (including whether Optionee may still be considered to be providing services while on a leave of absence);
7.13    unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;
7.14    the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose; and
7.15    neither the Company, the Employer nor any Parent, Subsidiary or Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Optionee's local currency and the U.S. dollar that may affect the value of the Option or of any amounts due to Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
SCALYR, INC.
STOCK OPTION AGREEMENT

Notifications
This Annex also includes information regarding exchange controls and certain other issues of which Optionee should be aware with respect to Optionee's participation in the Plan. The information is provided solely for the convenience of Optionee and is based on the securities, exchange control and other laws in effect in Australia as of November 2018 and in Singapore as of July 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Optionee not rely on the information noted herein as the only source of information relating to the consequences of Optionee's participation in the Plan because the information may be out of date by the time Optionee vests in or exercises this Option or sells any exercised Shares.
In addition, the information contained in this Annex is general in nature and may not apply to Optionee's particular situation, and the Company is not in a position to assure Optionee of any particular result. Accordingly, Optionee is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation.
Optionee understands that he or she is responsible for complying with all applicable tax, foreign asset reporting and/or exchange control rules that may apply in connection with participation in the Plan and/or the transfer of proceeds acquired thereunder. Prior to the exercise of this Option or transferring funds from or into Optionee's country, Optionee should also consult the local bank and/or Optionee's exchange control advisor, as interpretations of the applicable regulations may vary; additionally, exchange control rules and regulations are subject to change without notice.
Finally, Optionee understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the Date of Grant, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to Optionee in the same manner.
AUSTRALIA
Notifications
Exchange Control. Where funds greater than AUD 10,000 are transferred, a reporting requirement exists to the Reserve Bank of Australia. If an Australian bank is assisting Optionee with the transaction, the bank will file the report on Optionee's behalf. If no Australian bank is involved in the transfer, Optionee will be required to file the report.
Securities Law. No prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC) in relation to the offer. The Notice of Stock Option Grant and the Stock Option Agreement do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth) (the "Corporations Act"), and do not purport to include the
SCALYR, INC.
STOCK OPTION AGREEMENT

information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer of the Option in Australia may only be made to, and this document may only be made available in Australia to, persons ("Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Options without disclosure to investors under Chapter 6D of the Corporations Act. The Options applied for by Exempt Investors in Australia and the shares issued upon exercise of the Options must not be offered for sale in Australia in the period of 12 months after the date of allotment or issue, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Options or Shares must observe such Australian on-sale restrictions. This Agreement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances and, if necessary, seek expert advice from a person who is licensed by the Australian Securities and Investments Commission to give such advice on those matters.
Currency Exchange Rates. The Australian dollar equivalent of any U.S. dollar price set forth in the Plan or the Option can be calculated by applying the USD/AUD exchange rate published by the Reserve Bank of Australia on the date the Option is granted, which exchange rate is accessible at the following link http://www.rba.gov.au/statistics/frequency/exchange- rates.html. Exchange rates can also be found using the following link https://www.oanda.com/fx- for-business/historical-rates.
Obtaining Plan Rules. The Company undertakes, at Optionee's request, at no charge and within a reasonable time, to provide Optionee a full copy of the rules of the Plan.
Transfer Restrictions. If Optionee acquires Shares pursuant to the Option and offers the Shares for sale to a person or entity resident in Australia in compliance with the terms of the Option and the Plan, such offer may be additionally subject to disclosure requirements under Australian law. Optionee should obtain legal advice as to Optionee's disclosure obligations prior to making any such offer, even if in compliance with the terms of the Option and the Plan.
Risk Warning. The Option carries a risk that the Company's shares may fall as well as rise in value. Market forces will impact the price of the Company's shares, and at their worst, their market value may become zero if adverse market conditions are encountered. In such a scenario, or if the value of the Company's shares falls below the exercise price of an unexercised Option, the value a Participant's awards would be nil.
SCALYR, INC.
STOCK OPTION AGREEMENT

The Option is also subject to the Plan rules and the terms of the Option, which may provide, among other things, that vesting of the Option is conditional on the satisfaction of one or more conditions linked to performance.
Data Protection. The Company and the Employer expressly inform Optionee that, if he or she participates in the Plan:
(i)    Optionee consents to the Company, the Employer, any Parent, Subsidiary or Affiliate and any of their related bodies corporate or any third party collecting the personal information (including Data and other sensitive information) necessary to administer the Plan and disclosing any Data or other personal information necessary to administer the Plan to the Company, the Employer, any Parent, Subsidiary or Affiliate or any of their related bodies corporate or any third party engaged to assist in implementing the Plan, which receiving party may be situated inside or outside Australia, including in jurisdictions that may not afford Optionee's information the same level of protection that Australian laws do.
(ii)    The Company and/or the Employer will not be required to take steps to ensure that the Company, the Employer, any Parent, Subsidiary or Affiliate or any of their related bodies corporate or any third party engaged to assist in implementing the Plan do not breach the Australian Privacy Principles.
SINGAPORE
Terms and Conditions
Employment Acknowledgment. By participating in the Plan, Optionee acknowledges and agrees that the Options granted under the Plan shall vest and become exercisable for as long as Optionee continuously provides services for the Company as an employee, officer, director, contractor or consultant subject to the Notice of Stock Option Grant and the provisions of the Plan and the Agreement.
Notifications
Securities Laws. The Shares or Options may not be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with the conditions of, an exemption under any provision of Subdivision (4) of Division 1 of Part XIII of the Securities and Futures Act, Chapter 289 of Singapore.
The Shares and Options are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (asdefined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
SCALYR, INC.
STOCK OPTION AGREEMENT

EXHIBIT A
SCALYR, INC. 2011 STOCK INCENTIVE PLAN
NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT
*NOTE: YOU MUST SIGN OR ACCEPT THIS NOTICE ON PAGE A-10 BEFORE SUBMITTING TO SCALYR, INC. (THE “COMPANY”).
PURCHASER INFORMATION: PLEASE PROVIDE THE FOLLOWING INFORMATION ABOUT YOURSELF (“PURCHASER”):

Name:	See Carta	Social Security Number:[1]	See Carta
Address:	See Carta	Employee Number:	See Carta

		Email Address:	See Carta
OPTION INFORMATION: PLEASE PROVIDE THIS INFORMATION ON THE OPTION BEING EXERCISED (THE “OPTION”):

Date of Grant:	See Carta	Type of Stock Option:
Option Price per Share:	See Carta	See Carta
Total number of shares of Common Stock of the Company
subject to the Option:	See Carta
EXERCISE INFORMATION:
Number of shares of Common Stock of the Company for which the Option is now being exercised________________. (These shares are referred to below as the "Purchased Shares.")
Total Exercise Price Being Paid for the Purchased Shares: US$_____________
Form of payment [check all that apply, subject to any restrictions or requirements under applicable law]:
☐ Check for US$___________, denominated in U.S. dollars and payable to "Scalyr, Inc."
☐ Certificate(s) for ________________ shares of Common Stock of the Company. These shares will be valued as of the date this notice is received by the Company. [Requires Company consent.]
1 If you are not a U.S. taxpayer and have no Social Security Number or Taxpayer Identification Number, please use your taxpayer or national identification in the country or countries in which you are a resident or subject to taxation.
SCALYR, INC.
EXHIBIT A TO STOCK OPTION AGREEMENT
NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

☐ Automated Clearing House ("ACH") transfer2
AGREEMENTS, REPRESENTATIONS AND ACKNOWLEDGMENTS OF PURCHASER: BY SIGNING OR ACCEPTING THIS NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT, PURCHASER HEREBY AGREES WITH, AND REPRESENTS TO, THE COMPANY AS FOLLOWS:
SECTION 1.    PURCHASE OF SHARES.
(a)    Pursuant to the terms of the Stock Option Agreement governing the Option (the "Option Agreement"), Purchaser hereby agrees to purchase from the Company and the Company agrees to sell and issue to Purchaser the Purchased Shares for the Exercise Price per share specified in the Notice of Stock Option Grant payable by personal check, cashier's check, money order or otherwise, in any case, denominated and payable in U.S. dollars, as permitted by the Option Agreement and the Company's 2011 Stock Incentive Plan (the "Plan"). Payment shall be delivered at the Closing, as such term is defined below. Certain capitalized terms used in this agreement and not otherwise defined herein are defined in the Plan.
(b)    The closing (the "Closing") under this Agreement shall occur at the offices of the Company as of the date hereof, or such other time and place as may be designated by the Company (the "Closing Date").
SECTION 2.    ADJUSTMENT OF SHARES.
Subject to the provisions of the Certificate of Incorporation of the Company, if (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, or (b) there is any consolidation, merger or sale of all or substantially all of the assets of the Company, then, in such event, any and all new, substituted or additional securities or other cash or property to which Purchaser is entitled by reason of Purchaser's ownership of the shares shall be immediately subject to the Right of First Refusal, as defined below, with the same force and effect as the shares subject to the Right of First Refusal. Appropriate adjustments shall be made to the number and/or class of shares subject to the Right of First Refusal to reflect the exchange or distribution of such securities. In the event of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, the Right of First Refusal may be exercised by the Company's successor.
2 Any ACH transfer ultimately received by the Company shall be deemed to have been effected for purpose of your Option exercise when initiated and made irrevocable by you.
SCALYR, INC.
EXHIBIT A TO STOCK OPTION AGREEMENT
NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

SECTION 3.    THE COMPANY'S RIGHT OF FIRST REFUSAL.
Before any shares of Company's Common Stock (the "Common Stock") registered in the name of Purchaser may be sold or transferred, such shares shall first be offered to the Company as follows (the "Right of First Refusal"):
(a)    Purchaser shall promptly deliver a notice ("Notice") to the Company stating (i) Purchaser's bona fide intention to sell or transfer such shares, (ii) the number of such shares to be sold or transferred, and the basic terms and conditions of such sale or transfer, (iii) the price (denominated in U.S. dollars) for which Purchaser proposes to sell or transfer such shares, (iv) the name of the proposed purchaser or transferee, and (v) proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable U.S. or foreign securities or exchange control laws. The Notice shall be signed by both Purchaser and the proposed purchaser or transferee and must constitute a binding commitment subject to the Company's Right of First Refusal as set forth herein.
(b)    Within 30 days after receipt of the Notice, the Company may elect to purchase all or any portion of the shares to which the Notice refers, at the price per share (in U.S. dollars) specified in the Notice. If the Company elects not to purchase all or any portion of the shares, the Company may assign its right to purchase all or any portion of the shares. The assignees may elect within 30 days after receipt by the Company of the Notice to purchase all or any portion of the shares to which the Notice refers, at the price per share (in U.S. dollars) specified in the Notice. An election to purchase shall be made by written notice to Purchaser. Payment for shares purchased pursuant to this Section 3 shall be made within 30 days after receipt of the Notice by the Company and, at the option of the Company, may be made by cancellation of all or a portion of outstanding indebtedness, if any, or in cash or both.
(c)    If all or any portion of the shares to which the Notice refers are not elected to be purchased, as provided in Section 3(b), Purchaser may sell those shares to any person named in the Notice at the price specified in the Notice; provided, that such sale or transfer is consummated within 60 days of the date of said Notice to the Company; and provided, further, that any such sale is made in compliance with applicable U.S. and foreign securities and exchange control laws and not in violation of any other contractual restrictions to which Purchaser is bound. The third-party purchaser shall be bound by, and shall acquire the shares of stock subject to, the provisions of this Agreement, including the Company's Right of First Refusal.
(d)    Any proposed transfer on terms and conditions different from those set forth in the Notice, as well as any subsequent proposed transfer shall again be subject to the Company's Right of First Refusal and shall require compliance with the procedures described in this Section 3.
(e)    Purchaser agrees to cooperate affirmatively with the Company, to the extent reasonably requested by the Company, to enforce rights and obligations pursuant to this Agreement.
SCALYR, INC.
EXHIBIT A TO STOCK OPTION AGREEMENT
NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

(f)    Notwithstanding the above, neither the Company nor any assignee of the Company under this Section 3 shall have any right under this Section 3 at any time subsequent to the closing of a public offering of the common stock of the Company pursuant to a registration statement declared effective under the U.S. Securities Act of 1933, as amended (the "Securities Act").
(g)    This Section 3 shall not apply to (i) a transfer by will or intestate succession, or (ii) a transfer to one or more members of Purchaser's Immediate Family (as defined below) or to a trust established by Purchaser for the benefit of Purchaser and/or one or more members of Purchaser's Immediate Family; provided, that the transferee agrees in writing on a form prescribed by the Company to be bound by all of the provisions of this Agreement to the same extent as they apply to Purchaser. The transferee shall execute a copy of the attached Annex I and file the same with the Secretary of the Company. For purposes of this Agreement, "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.
SECTION 4.    PURCHASER'S RIGHTS AFTER EXERCISE OF RIGHT OF FIRST REFUSAL.
If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Common Stock to be repurchased in accordance with the provisions of Section 3 of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.
SECTION 5.    TRANSFER BY PURCHASER TO CERTAIN PEOPLE.
Notwithstanding anything herein to the contrary, Purchaser may not transfer, assign, encumber or otherwise dispose of any Shares without the Company's written consent, including, but not limited to, one or more members of Purchaser's Immediate Family, or to a trust established by Purchaser for the benefit of Purchaser and/or one or more members of Purchaser's Immediate Family. In the event the Company approves of any such transfer to Immediate Family, such transfer may be made only if the transferee agrees in writing on a form prescribed by the Company to be bound by all of the provisions of this Agreement to the same extent as they apply to Purchaser. In connection with any such transfer, and as a pre-condition thereto, the transferee shall execute a copy of Annex I and file the same with the Secretary of the Company.
SCALYR, INC.
EXHIBIT A TO STOCK OPTION AGREEMENT
NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

SECTION 6.    LEGEND OF SHARES.
(a)    All certificates representing the Common Stock purchased under this Agreement shall, where applicable, have endorsed thereon the following legends and any other legends required by applicable U.S. and/or foreign securities laws:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE AND APPLICABLE FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL AND STATE AND APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.
(b)    If the Option is an ISO for U.S. tax purposes, then the following legend should also be included:
THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED UPON EXERCISE OF A U.S. INCENTIVE STOCK OPTION, AND THE COMPANY MUST BE NOTIFIED IF THE SHARES SHALL BE TRANSFERRED BEFORE THE LATER OF THE TWO-YEAR ANNIVERSARY OF THE DATE OF GRANT OF THE OPTION AND THE ONE YEAR ANNIVERSARY OF THE DATE ON WHICH THE OPTION WAS EXERCISED. THE REGISTERED HOLDER MAY RECOGNIZE ORDINARY INCOME IN THE UNITED STATES IF THE SHARES ARE TRANSFERRED BEFORE SUCH DATE.
SCALYR, INC.
EXHIBIT A TO STOCK OPTION AGREEMENT
NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

(c)    If the Purchase is not a U.S. Person (within the meaning of Rule 902(k) of Regulation S under the Securities Act), then the following legend, along with any other legend required under applicable foreign law, should also be included:
PRIOR TO A DATE THAT IS ONE YEAR STARTING FROM THE DATE OF SALE OF THE STOCK, THE SHARES MAY NOT BE OFFERED OR SOLD (INCLUDING OPENING A SHORT POSITION IN SUCH SECURITIES) IN THE UNITED STATES OR TO U.S. PERSONS, AS DEFINED BY RULE 902(K) ADOPTED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OTHER THAN TO DISTRIBUTORS, UNLESS THE SHARES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. HOLDERS OF SHARES PRIOR TO ONE YEAR STARTING FROM THE DATE OF SALE OF THE STOCK MAY RESELL SUCH SECURITIES ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACTOR OTHERWISE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT, OR IN TRANSACTIONS EFFECTED OUTSIDE OF THE UNITED STATES, PROVIDED THEY DO NOT SOLICIT (AND NO ONE ACTING ON THEIR BEHALF SOLICITS) PARTICIPANTS IN THE UNITED STATES OR OTHERWISE ENGAGE(S) IN SELLING EFFORTS IN THE UNITED STATES AND PROVIDED THAT HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.
A HOLDER OF THE SECURITIES WHO IS A DISTRIBUTOR, DEALER, SUB- UNDERWRITER OR OTHER SECURITIES PROFESSIONAL, IN ADDITION, CANNOT, PRIOR TO ONE YEAR STARTING FROM THE DATE OF SALE OF THE STOCK, RESELL THE SECURITIES TO A U.S. PERSON AS DEFINED BY RULE 902(K) OF REGULATION S UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.
SECTION 7.    PURCHASER'S INVESTMENT REPRESENTATIONS.
(a)    This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's acceptance hereof Purchaser confirms, that the Common Stock which Purchaser will receive will be acquired with Purchaser's own funds for investment for an indefinite period for Purchaser's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser's property shall at all times be within Purchaser's control. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell,
SCALYR, INC.
EXHIBIT A TO STOCK OPTION AGREEMENT
NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

transfer, or grant participation to such person or to any third person, with respect to any of the Common Stock.
(b)    Purchaser understands that the Common Stock will not be registered or qualified under applicable U.S. or foreign securities laws on the ground that the sale provided for in this Agreement is exempt from registration or qualification under applicable U.S. and foreign securities laws and that the Company's reliance on such exemption is predicated on Purchaser's representations set forth herein.
(c)    Purchaser agrees that in no event shall Purchaser make a disposition of any of the Common Stock (including a disposition under Section 3 and/or Section 5 of this Agreement), unless and until (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (A) such disposition will not require registration or qualification of such Common Stock under applicable U.S. and foreign securities laws or (B) appropriate action necessary for compliance with the applicable U.S. and foreign securities laws has been taken or (iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this Section 7(c).
(d)    With respect to a transaction occurring prior to such date as the Plan and Common Stock thereunder are covered by a valid Form S-8 or similar U.S. federal registration statement, this Section 7(d) shall apply unless the transaction is covered by the exemption in California Corporations Code Section 25102(o) or a similar broad-based exemption. In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's investment, has the ability to bear the economic risks of Purchaser's investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.
(e)    Purchaser understands that if the Company does not register with the U.S. Securities and Exchange Commission pursuant to Section 12 of the U.S. Securities Exchange Act of 1934, as amended, or if a registration statement covering the Common Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act) under the Securities Act is not in effect when Purchaser desires to sell the Common Stock, Purchaser may be required to hold the Common Stock for an indeterminate period. Purchaser also acknowledges that Purchaser understands that any sale of the Common Stock which might be made by Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.
SCALYR, INC.
EXHIBIT A TO STOCK OPTION AGREEMENT
NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

(f)    If Purchaser's country of residence is other than the United States, Purchaser makes the following additional representations, warranties and agreements:
(A)    Purchaser is not a U.S. Person, as defined in Rule 902(k) of Regulation S under the Securities Act. The offer and sale of the Shares to Purchaser was made in an offshore transaction (as defined in Rule 902(h) of Regulation S), no directed selling efforts (as defined in Rule 902(c) of Regulation S) were made in the United States and Purchaser is not acquiring the Shares for the account or benefit of any U.S. Person.
(B)    Purchaser will not, during the Restricted Period applicable to the Shares included in the legend set forth in the legends in Section 6(c) above (the "Restricted Period") and on any certificate representing the Shares, offer or sell any of the foregoing securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S.
(C)    Purchaser will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Shares (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Securities Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws.
(D)    Purchaser acknowledges and agrees that the Company shall not register the transfer of the Shares in violation of this Agreement, the Plan or any of the restrictions set forth herein or therein.
SECTION 8.    NO DUTY TO TRANSFER IN VIOLATION OF THIS AGREEMENT.
The Company shall not be required (a) to transfer on its books any shares of Common Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.
SECTION 9.     RIGHTS OF PURCHASER.
(a)    Except as otherwise provided herein, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Common Stock.
(b)    Nothing in this Agreement shall be construed as a right by Purchaser to be retained by the Company, or a parent or subsidiary of the Company in any capacity. The Company reserves the right to terminate Purchaser's Service at any time and for any reason without thereby incurring any liability to Purchaser.
SECTION 10.   RESALE RESTRICTIONS/MARKET STAND-OFF.
SCALYR, INC.
EXHIBIT A TO STOCK OPTION AGREEMENT
NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

Purchaser hereby agrees that in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, Purchaser shall not, directly or indirectly, engage in any transaction prohibited by the underwriter, or sell, make any short sale of, contract to sell, transfer the economic risk of ownership in, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters. Such period of time shall not exceed 180 days (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) and may be required by the underwriter as a market condition of the offering; provided, that in the event the Company or the underwriter requests that the 180- day period be extended or modified pursuant to then-applicable law, rules, regulations or trading policies, the restrictions imposed during the 180-day period shall continue to apply to the extent requested by the Company or the underwriter to comply with such law, rules, regulations or trading policies. Purchaser hereby agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the foregoing or that are necessary to give further effect thereto. To enforce the provisions of this Section 10, the Company may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period.
SECTION 11.   OTHER NECESSARY ACTIONS.
The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
SECTION 12.   NOTICE.
Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office mail or international air mail with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by ten days' advance written notice to the other party hereto.
SECTION 13.   SUCCESSORS AND ASSIGNS.
This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser's heirs, executors, administrators, successors and assigns. The failure of the Company in any instance to exercise the Right of First Refusal described herein shall not constitute a waiver of any other Right of First Refusal that may subsequently arise under the provisions of
SCALYR, INC.
EXHIBIT A TO STOCK OPTION AGREEMENT
NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of a like or different nature.
SECTION 14.   APPLICABLE LAW.
This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such state (without regard to its choice of law provisions).
SECTION 15.   NO STATE QUALIFICATION.
THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
SECTION 16.    NO ORAL MODIFICATION.
No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.
SECTION 17.   ENTIRE AGREEMENT.
This Agreement, the Option Agreement and the Plan constitute the entire complete and final agreement between the parties hereto with regard to the subject matter hereof and no party shall be liable or bound to the other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled and superseded by this Agreement, the Option Agreement and the Plan.
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SCALYR, INC.
EXHIBIT A TO STOCK OPTION AGREEMENT
NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SCALYR, INC.	PURCHASER:

By:
Print Name:
Title:	Print Name:
SCALYR, INC.
EXHIBIT A TO STOCK OPTION AGREEMENT
NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

ANNEX I
ACKNOWLEDGMENT OF AND AGREEMENT TO BE BOUND
BY THE NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT
OF
SCALYR, INC.
The undersigned, as transferee of shares of Scalyr, Inc. (the "Company") hereby acknowledges that he or she has read and reviewed the terms of the Notice of Exercise and Common Stock Purchase Agreement by and between the transferor and the Company, as the same has been amended to date and may be further amended from time to time (the "Agreement"), and hereby agrees to be bound by the terms and conditions thereof, as if the undersigned had executed said Agreement as an original party thereto.

Dated:

(Signature of Transferee)

(Printed Name of Transferee)
SCALYR, INC.
ANNEX I TO STOCK OPTION AGREEMENT